UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) September 1, 2004
                                                        -----------------

                               INFOCROSSING, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  DELAWARE                0-20824          13-3252333
      -------------------------------   -----------   ------------------
      (State or other Jurisdiction of   Commission      (IRS Employer
       Incorporation or Organization)   File Number   Identification No.)



             2 Christie Heights Street Leonia, New Jersey     07605
             ------------------------------------------------------
             (Address of Principal Executive Offices)    (Zip Code)

       Registrant's telephone number, including area code: (201) 840-4700
                                                           --------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     | | Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     | | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     | | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     | | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 1, 2004, Infocrossing, Inc. (the "Company") entered into a Purchase and Sale Agreement (the "Purchase Agreement") with Verizon Data Services Inc. ("Seller"), pursuant to which the Company will acquire from Seller for $43.5 million in cash a segment of the healthcare business of Verizon Information Technologies Inc., which is a wholly owned subsidiary of Seller and which provides managed care, Medicare and Medicaid processing services. The transaction contemplated by the Purchase Agreement is expected to be completed within 30 days. The Company plans to pay the purchase price principally with cash on hand and the balance with funds borrowed under an existing line of credit. Prior to the execution of the Purchase Agreement, no material relationship existed between the Company or its affiliates and Seller. The press release announcing the execution of the Purchase Agreement is filed as Exhibit
99.1 to this report and is incorporated herein by reference.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

     (c)          Exhibits

                  99.1  Press Release of the Company, dated September 1, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           INFOCROSSING, INC.


Date:  September 1, 2004                   By: /s/ ZACH LONSTEIN
                                              ----------------------------------
                                              Zach Lonstein
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer